EXHIBIT 10.33

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of May 27, 2016, by and among TERRA TECH CORP., a Nevada corporation (and together with all of its current and future, direct and/or indirect, wholly owned and/or partially owned Subsidiaries, collectively, the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and, collectively, the "Purchasers").

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506(b) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell at multiple closings, upon the terms and conditions stated in this Agreement, the Notes (in the form annexed hereto as Exhibit A) and the Warrants (in the form annexed hereto as Exhibit B), all in the amounts and for the price set forth on Schedule 1 hereto.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser hereby agrees as follows:

ARTICLE 1
DEFINITIONS

1.1 Defined Terms. In addition to terms defined elsewhere in this Agreement or in any Supplement, Amendment or Exhibit hereto, when used herein, the following terms shall have the following meanings:

(a) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(c) "Alternative Conversion Price" means seventy percent (70%) of the average of the three (3) lowest VWAPs in the fifteen (15) consecutive Trading Days prior to the Conversion Date and/or any other determination date.

(d) "Affiliate" means any Person which, directly or indirectly, owns or controls, on an aggregate basis, a ten percent (10%) or greater interest in any other Person, or which is controlled by or is under common control with any other Person.

(e) "Business Day" means any day other than a Saturday or Sunday or any other day on which the Federal Reserve Bank of New York is not open for business.

(f) "Closing" means a time of issuance and sale by the Company of the Notes and Warrants to the Purchasers.

(g) "Closing Date" means a date the Notes and Warrants are purchased by the Purchasers from the Company.

(h) "Closing Statement" means the Closing Statement in the form on Annex A attached hereto.

(i) "Collateral Date" has the meaning set forth in the Security Agreement.

(j) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(k) "Common Stock" means (i) the Company's common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(l) "Common Stock Equivalents" means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, and/or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock).

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(m) "Conversion Date" has the meaning set forth in the Notes.

(n) "Conversion Shares" means all shares of Common Stock issuable upon conversion of any portion of the Notes and/or as any other payment due under the Notes including, but not limited to interest and/or otherwise, but solely to the extent and subject to the Conditions set forth in the Notes, including, but not limited to, shares of Common Stock, Common Stock Equivalents and shares of Common Stock and/or other securities of the Company issuable upon exercise, exchange and/or conversion of such Common Stock Equivalents.   (o) "Documents" means, collectively, this Agreement, the Notes, the Warrants, the Transfer Agent Irrevocable Instruction Letter (in the form annexed hereto as Exhibit C), the Security Agreement (in the form annexed hereto as Exhibit D), the Subsidiary Guarantee (in the form annexed hereto as Exhibit F), a UCC-1 Financing Statement of the Purchasers on all of the assets of the Company (the "Purchasers' UCC-1") to be filed with the Secretary of State of the State of Nevada on or about the First Closing Date, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or other comparable or similar laws, rules or regulations) in favor of the Purchasers as secured parties perfecting all Liens the Purchasers have on the Collateral (which security interests and Liens of the Purchasers shall be senior to all Indebtedness of the Company), the Patent and Trademark Security Agreement (annexed hereto as Exhibit E), all of the issued and outstanding capital stock of each Subsidiary of the Company (the "Pledged Securities"), which Pledged Securities are being pledged by the Company to the Purchasers to secure the Company's obligations to the Purchasers under the Notes and all documents necessary to transfer the Pledged Securities to the Purchasers as provided in the Security Agreement (collectively with the Pledged Securities, the "Pledge Documents") and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.  (p) "Dollar(s)" and "$" means lawful money of the United States.

(q) "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

(r) "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

(s) "Event of Default" shall have the meaning set forth in the Notes.

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(t) "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities directly or indirectly exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to mergers, consolidations, acquisitions, similar business combinations or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) that is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) shares issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the members of the Board of Directors.

(u) "First Closing" means the time of issuance and sale by the Company of the first tranche of Notes and Warrants to the Purchasers.

(v) "First Closing Date" means the date the first tranche of Notes and Warrants are purchased by the Purchasers from the Company.

(w) "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

(x) "Indebtedness" means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or the Purchasers under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (h) all obligations for any earn-out consideration, (i) the liquidation value of preferred capital stock of such Person, (j) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (i) above, (k) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and all obligations of such Person in respect of hedge agreements; and (l) all Contingent Obligations in respect to indebtedness or obligations of any Person of the kind referred to in clauses (a)-(k) above. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

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(y) "Liens" or "liens" means a lien, mortgage, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, or other clouds on title.

(z) "Purchaser UCC Filings" shall have the meaning set forth in the definition of "Documents" set forth in this Section 1.

(aa) "Liabilities" means all direct or indirect liabilities, Indebtedness and obligations of any kind of Company to the Purchasers, howsoever created, arising or evidenced, whether now existing or hereafter arising (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, but not limited to, pursuant to the Notes, this Agreement and/or any of the other Documents, all accrued but unpaid interest on the Notes the principal, any letter of credit, any standby letter of credit, and/or outside attorneys' and paralegals' fees or charges relating to the preparation of the Documents and the enforcement of each Purchaser's rights, remedies and powers under this Agreement, the Notes and/or the other Documents.

(bb) "Material Adverse Effect" means a material adverse effect on (a) the business, assets, property, operations, or condition (financial or otherwise) of Company, (b) the validity or enforceability of this Agreement or any of the other Documents or (c) the rights or remedies of the Purchasers hereunder or thereunder.

(cc) "Notes" means all of the 12% Senior Secured Convertible Promissory Notes due twenty-four (24) months from the dates of issuance by the Company that are owned by the Purchasers, which, subject to the terms and conditions set forth in this Agreement, shall be purchased from the Company pursuant to this Agreement; the form of Note is annexed hereto as ExhibitA and any and all Note(s) issued in exchange, transfer or replacement of the Notes.

(dd) "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement date on or about the date hereof, by and among the Purchasers, the Company and the Company's Subsidiaries and all documents filed to perfect the Purchasers' security interest in the Patents and Trademarks, both terms as defined in such agreement, which is annexed hereto as Exhibit E.

(ee) "OFAC" means the United States Department of the Treasury's Office of Foreign Assets Control.

(ff) "OFAC Regulations" means the regulations promulgated by OFAC, as amended from time to time.

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(gg) "Permitted Governmental Indebtedness" means Indebtedness provided by the Export and Import Bank of the United States of America or other similar governmental entity for the purpose of supporting product sales by the Company.

(hh) "Permitted Indebtedness" means (i) Indebtedness of the Company evidenced by the Notes, this Agreement and/or any other Document in favor of the Purchasers including all Liabilities, (ii) Indebtedness of the Company set forth in the Company's most recent SEC Report, provided none of such Indebtedness, has been increased, extended and/or otherwise changed since the original issuance date of Indebtedness), (iii) Indebtedness secured by Permitted Liens described in clause "(iv)" of the definition of Permitted Liens, and (iv) Permitted Governmental Indebtedness.

(ii) "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, and (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, or (v) any Liens for Permitted Indebtedness perfecting security interests in the Permitted Indebtedness set forth in Section (i) or (ii) of the definition of Permitted Indebtedness.

(jj) "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

(kk) "Pledged Securities" has the meaning set forth in the definition of "Documents"

(ll) "Principal Market" means the market or exchange on which the Common Stock is listed or quoted for trading on the date in question

(mm) "Purchase Price" means the price to be paid by each Purchaser, in cash or with debt securities previously issued by the Company within 60 days prior to the First Closing, to purchase such Purchaser's Note and Warrants.

(nn) "Required Reserve Amount" has the meaning set forth in Section 4.1(s).

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(oo) "Second Closing" means the time of issuance and sale by the Company of the second tranche of Notes and Warrants to the Purchasers.

(pp) "Second Closing Date" means the date the second tranche of Notes and Warrants are purchased by the Purchasers from the Company.

(qq) "SEC" or "Commission" means the United States Securities and Exchange Commission.

(rr) "SEC Reports" has the meaning set forth in Section 3.1(aa) hereof.

(ss) "Securities" means the Notes and Warrants purchased pursuant to this Agreement and all Underlying Shares and any securities of the Company issued in replacement, substitution and/or in connection with any exchange, conversion and/or any other transaction pursuant to which all or any of such securities of the Company to the Purchasers.

(tt) "Security Agreement" means the Security Agreement dated on or about the date hereof by and among the Company, the Subsidiaries of the Company, and the Purchaser as hereinafter amended and/or supplemented altogether with all exhibits, schedules and annexes to such Security Agreement, pursuant to which all Liabilities and Indebtedness of the Company to the Purchasers under the Documents including, but not limited to, the Notes are secured by the Collateral, which security interest in the Collateral shall be perfected by the Purchasers' UCC-1, filed with the Secretary of State of the State of Nevada, to the extent perfectable by the filing of a UCC 1 Financing Statement and such other documents and instruments related thereto, which Security Agreement is annexed hereto as Exhibit D.

(uu) "Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(vv) "Subsidiary" means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person all of the Company's Subsidiaries are set forth on Schedule 3.1(a) hereto.

(ww) "Subsidiary Guarantee" means the Subsidiary Guarantee, dated the date hereof, by each Subsidiary in favor of the Purchasers, in the form of Exhibit F annexed hereto.

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(xx) "Third Closing" means the time of issuance and sale by the Company of the third tranche of Notes and Warrants to the Purchasers.

(yy) "Third Closing Date" means the date the third tranche of Notes and Warrants are purchased by the Purchasers from the Company.

(zz) "Trading Day" means any day on which the Common Stock is traded on the Trading Market, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on the Trading Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Trading Market (or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Purchasers.

(aaa) "Trading Market" means any of the following markets or exchanges on which the Common Stock (or any other common stock of any other Person that references the Trading Market for its common stock) is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace, the OTCQB Marketplace, the OTCPink Marketplace or any other tier operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

(bbb) "Transfer Agent" means West Coast Stock Transfer, Inc., the current transfer agent of the Company, with a mailing address of 2010 Hancock St. Suite A., San Diego, California 92110 and a phone number of 619-664-4780, and any successor transfer agent of the Company.

(ccc) "Transfer Agent Irrevocable Instruction Letter" means the letter from the Company to the Transfer Agent that instructs the Transfer Agent to issue shares of Common Stock upon conversion of the Notes, in the form of ExhibitC annexed hereto.

(ddd) "UCC" means the Uniform Commercial Code of as in effect from time to time in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Purchasers' Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

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(eee) "Underlying Shares" means all Conversion Shares and Warrant Shares.

(fff) "Variable Rate Transaction" shall have the meaning set forth in Section 4.02(n) of this Agreement.

(ggg) "Warrant(s)" means the four (4)-year Common Stock Purchase Warrants of the Company, the form of which is annexed hereto as Exhibit B.

(hhh) "Warrant Shares" means all shares of Common Stock issuable upon exercise of the Warrants and/or any other securities issuable upon exercise of the Warrants.

1.2 Other Definitional Provisions.

(a) Use of Defined Terms. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) Accounting Terms. As used herein and in the other Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Company not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Company at "fair value", as defined therein, and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof).

(c) Construction. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) UCC Terms. Terms used in this Agreement that are defined in the UCC shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC.

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ARTICLE 2
PURCHASE AND SALE OF THE NOTES AND WARRANTS

2.1 First Closing. The First Closing shall occur at 10:00 am (EDT) on the First Closing Date at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 875 Third Avenue, 9th Floor, New York, New York 10022, on the first (1st) Trading Day on which the conditions to the First Closing set forth in Article V hereof are satisfied or waived in writing as provided elsewhere herein, or on such other date and time as agreed to by the Company and each Purchaser.

2.2 Second Closing. The Second Closing shall occur at 10:00 am (EDT) on the Second Closing Date at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 875 Third Avenue, 9th Floor, New York, New York 10022, on the first (1st) Trading Day that is thirty (30) days after the First Closing and on which the other conditions to the Second Closing set forth in Article V hereof are satisfied or waived in writing as provided elsewhere herein, or on such other date and time as agreed to by the Company and each Purchaser.

2.3 Third Closing. The Third Closing shall occur at 10:00 am (EDT) on the Third Closing Date at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 875 Third Avenue, 9th Floor, New York, New York 10022, on the first (1st) Trading Day that is thirty (30) days after the Second Closing and on which the other conditions to the Third Closing set forth in Article V hereof are satisfied or waived in writing as provided elsewhere herein, or on such other date and time as agreed to by the Company and each Purchaser.

2.4 Additional Closings. At any time following thirty (30) days after the Third Closing, the Company may request up to five (5) additional Closings, each for the purchase and sale of $1,000,000 of Notes and Warrants (each an "Additional Closing"). The Company must give the Purchasers thirty (30) days notice prior to each Additional Closing and at least thirty (30) days must pass between Additional Closings with the last Additional Closing not to occur later than the one (1) year-anniversary of the date of the First Closing. At the Purchasers' discretion, the Company may give notice and Additional Closings may occur in shorter intervals than thirty (30) days and Additional Closings may occur for greater than $1,000,000, but in no event shall the aggregate of all of the Additional Closings be greater than $5,000,000.

2.5 Conditions to Purchase of Notes and Warrants. Subject to the terms and conditions of this Agreement, the Purchaser will at the applicable Closing, on the applicable Closing Date, purchase from the Company the Notes and Warrants in the amounts and for the Purchase Price as set forth on Schedule 1, provided that (i) no Event of Default (or event that with the passage of time or the giving of notice, or both, would become an Event of Default), shall have occurred or would result therefrom; and (ii) the applicable conditions in Article V have been satisfied.

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2.6 Purchase Price and Payment of the Purchase Price for the Notes and Warrants. The Purchase Price for the Notes and Warrants to be purchased by the Purchasers at the applicable Closing shall be as set forth on Schedule 1 and shall be paid at the applicable Closing, (less all of the Purchasers' Expenses (as defined below)), by the Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company's written wiring instructions, against delivery of the Notes and Warrants.

2.7 Purchasers' Costs and Expenses. On the applicable Closing Date, all direct and indirect costs and expenses of the Purchasers related to the negotiation, due diligence, preparation, closing, and all other items regarding or related to this Agreement and the other Documents and all of the transactions contemplated herein and/or therein, including, but not limited to, the legal fees and expenses of the Purchasers' legal counsel (collectively, the "Purchasers' Expenses"), shall be due and payable from the Company to the Purchasers; and the Purchasers shall subtract from their respective Purchase Price to be paid to the Company for the purchase of the Notes and Warrants, all of such Purchasers' Expenses. Although the Purchasers' Expenses are the sole responsibility and obligation of the Company, but are being subtracted by the Purchasers from their respective Purchase Price actually paid to the Company, such Purchasers' Expenses shall constitute part of such Purchase Price and shall not directly and/or indirectly reduce and or result in any set-off the aggregate principal amount of the Note or result in a set-off and/or reduction of any other funds owed by the Company to the Purchasers. Notwithstanding anything to the contrary contained herein, the Company's responsibility for the Purchasers' Expenses shall not exceed $75,000.00 to be allocated as follows: (i) the legal fees and expenses of the Purchasers' legal counsel in a sum not to exceed $35,000 and (ii) an aggregate. non-accountable due diligence fee of $40,000.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES; OTHER ITEMS

3.1 Representation and Warranties. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules (but in no event shall qualify any indemnity obligation of the Company hereunder), the Company (which for purposes of this Section 3 means the Company and all of its Subsidiaries) represents and warrants to each Purchaser that on each Closing Date:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

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(b) Organization, Etc. The Company and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of their respective organization and are duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(c) Authorization: No Conflict. The execution, delivery and performance of the Documents and the transactions contemplated thereby by the Company, including, but not limited to, the sale and issuance of the Notes and the Warrants for the Purchase Price, the reservation for issuance of the shares of Common Stock required to be reserved pursuant to the terms of the Notes and the Warrants and of the sale and issuance the Conversion Shares into which the Notes are convertible and the Warrant Shares issuable upon exercise of the Warrant (i) are within the Company's corporate powers, (ii) have been duly authorized by all necessary action by or on behalf of the Company (and/or its stockholders to the extent required by law), (iii) the Company has received all necessary and/or required governmental, regulatory and other approvals and consents (if any shall be required), (iv) do not and shall not contravene or conflict with any provision of, or require any consents under (1) any law, rule, regulation or ordinance, (2) the Company's organizational documents; and/or (3) any agreement binding upon the Company or any of the Company's properties except as would not reasonably be expected to have a Material Adverse Effect, and (v) do not result in, or require, the creation or imposition of any Lien and/or encumbrance on any of the Company's properties or revenues pursuant to any law, rule, regulation or ordinance or otherwise.

(d) Validity and Binding Nature. The Documents to which the Company is a party are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) Title to Assets. The Company has good and marketable title to all assets owned by Company.

(f) No Violations of Laws. The Company is not in violation of any law, ordinance, rule, regulation, judgment, decree or order of any federal, state or local governmental body or court and/or regulatory or self-regulatory body.

(g) Burdensome Obligations. The Company is not a party to any indenture, agreement, lease, contract, deed or other instrument, or subject to any partnership restrictions or has any knowledge of anything which could have a Material Adverse Effect.

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(h) Taxes. All federal, and material state and local tax returns required to be filed by the Company have been filed with the appropriate governmental agencies and all taxes due and payable by the Company have been timely paid.

(i) Employee Benefit Plans. The term "Plan" means an "employee pension benefit plan" (as defined in Section 3 of Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA")) which is or has been established or maintained, or to which contributions are or have been made, by the Company. Each plan and/or employee benefit plan (as defined in Section 3(3) of ERISA), if any, maintained by the Company complies in all material respects with all applicable requirements of law and regulations and all payments and contributions required to be made with respect to such plans have been timely made.

(j) Federal Laws and Regulations. The Company is not (i) an "investment company" or a company "controlled", whether directly or indirectly, by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; or (ii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

(k) Fiscal Year. The fiscal year of the Company ends on December 31 of each year.

(l) Subsidiaries; Etc. All Subsidiaries of the Company and the locations thereof on the Closing Date are set forth in the SEC Reports. The SEC Reports set forth, as of the Closing Date, the Company's jurisdiction of organization and the location of Company's executive offices and other places of business.

(m) Officers and Ownership. As of the date hereof, the Persons set forth in the SEC Reports (i) hold the respective office or offices, position or positions (including director positions if a director), in the Company and (ii) except as may be updated by a subsequent filing of Form 4 or 5, own the percentage of each and every class of issued and outstanding capital stock, other ownership interests and/or securities of the Company and the voting power over said capital stock, other ownership interests and/or securities of the Company.

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(n) Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i) No Disqualification Events. Neither the Company, nor any of its predecessors, affiliates, any manager, executive officer, other officer of the Company participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity as of the date of this Agreement and on the Closing Date (each, a "Company Covered Person" and, together, "Company Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine (A) the identity of each person that is a Company Covered Person; and (B) whether any Company Covered Person is subject to a Disqualification Event. The Company will comply with its disclosure obligations under Rule 506(e).

(ii) Other Covered Persons. The Company is not aware of any person (other than any Company Covered Person) who has been or will be paid (directly or indirectly) remuneration in connection with the purchase and sale of the Notes and/or Warrants who is subject to a Disqualification Event (each, an "Other Covered Person").

(iii) Reasonable Notification Procedures. With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (A) any Disqualification Event relating to that Company Covered Person, and (B) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(iv) Notice of Disqualification Events. The Company will notify the Purchasers immediately in writing upon becoming aware of (A) any Disqualification Event relating to any Company Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

(o) Accuracy of Information, etc. No statement or information contained in this Agreement, the SEC Reports, any other Document or any other document, certificate or statement furnished to the Purchasers by or on behalf of the Company in writing for use in connection with the transactions contemplated by this Agreement and/or the other Documents contained, as of the date such statement, information, document or certificate was made or furnished, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not materially misleading. There is no fact known to the Company that could have a Material Adverse Effect that has not been expressly disclosed herein, in the other Documents, or in any other documents, certificates and statements furnished to the Purchasers for use in connection with the transactions contemplated hereby and by the other Documents.

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(p) Solvency. The Company is Solvent; and shall be Solvent immediately prior to, and immediately following the Closing Date, after giving effect to the incurrence of all Indebtedness and all other obligations being incurred by the Company pursuant hereto and the other Documents including, but not limited to, all Liabilities and pursuant to the other Documents and the use of the Purchase Price as provided elsewhere herein.

(q) Affiliate Transactions. Other than as disclosed in the SEC Reports, the Company has not purchased, acquired or leased any property from, or sold, transferred or leased any property to, or entered into any other transaction with (i) any Affiliate, (ii) any officer, director, manager, stockholder or member of the Company or any Affiliate of any thereof, or (iii) any member of the immediate family of any of the foregoing, except on terms comparable to the terms that would prevail in an arms-length transaction between unaffiliated third parties.

(r) Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned. The Company has not received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual property, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Intellectual Property Rights of the Company are set forth in the SEC Reports.

(s) Variable Rate Securities. The Company has not directly and/or indirectly entered into, any agreement that (except for the transactions contemplated hereby) could constitute a, nor has the Company any intention and/or obligation to enter into any, Variable Rate Transaction.

(t) USA Patriot Act. The Company is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law on October 26, 2001) (the "Act"). No part of the proceeds of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

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(u) Foreign Asset Control Laws. The Company is not a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

(v) Indebtedness; Liens, Etc. Except for Permitted Indebtedness and Permitted Liens, the Company has no Indebtedness nor any Liens other than as disclosed on Schedule 3.1(v).

(w) Authorization; Enforcement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Documents and the performance of all obligations of the Company under the Documents and have been taken on or prior to the date hereof. Each of the Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by general equitable principles regardless of whether such enforcement is considered in a proceeding in equity or at law, (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iv) insofar as indemnification and contribution provisions may be limited by applicable law.

(x) Valid Issuance of the Notes, the Warrants, and Underlying Shares, Etc. Each of the Notes and the Warrants has been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and all restrictions on transfer other than those expressly imposed by the federal securities laws and vest in the Purchasers full and sole title and power to the Notes and the Warrants purchased hereby by the Purchasers, free and clear of all Liens, and restrictions on transfer other than those imposed by the federal securities laws. All Conversion Shares, when issued pursuant to conversion of the Notes, and all Warrant Shares, when issued pursuant to any exercise of the Warrants, will be duly and validly issued, fully paid and nonassessable, will be free and clear of all Liens and vest in the holder full and sole title and power to such securities. The Company has reserved from its duly authorized unissued Common Stock, the Required Reserve Amount, which Required Reserve Amount shall be continuously determined by the Company to ensure that the Required Reserve Amount is in reserve with the Transfer Agent at all times. The Notes, the Warrants, Conversion Shares, and Warrant Shares shall sometimes be collectively referred to as the "Securities."

(y) Offering. The offer and sale of the Notes and the Warrants, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

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(z) Capitalization and Voting Rights. The authorized capital stock of the Company and all securities of the Company issued and outstanding are set forth in the SEC Reports as of the dates reflected therein. All of the outstanding shares of Common Stock and other securities of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the SEC Reports, there are no agreements or arrangements under which the Company is obligated to register the sale of any of the Company's securities under the Securities Act. Except as set forth in the SEC Reports, no shares of Common Stock and/or other securities of the Company are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock and/or other securities of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company's equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities and/or as set forth in the SEC Reports, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock and/or other securities of the Company. Except as set forth in the SEC Reports, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants, options and/or any other securities of the Company when any such securities of the Company were issued complied with all applicable federal and state securities laws, and no current and/or prior holder of any securities of the Company has any right of rescission or damages or any "put" or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the SEC Reports, there are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance and/or sale of the Securities and/or the consummation of the transactions described herein or in any of the other Documents.

(bb). The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and the Company is current in its filing obligations under the Exchange Act, including, without limitation, its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8K (collectively, the "SEC Reports"). The SEC Reports, at the time filed with the SEC, did not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading. All financial statements included in the SEC Reports (the "Financial Statements") have been prepared, if so required, in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

(dd). The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

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(ff). Other than as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company's officers or directors or 5% or greater stockholders in their capacities as such.

(gg) Material Changes; Undisclosed Events, Liabilities or Developments. Except as provided in Schedule 3.1(gg), since the date of the latest audited Financial Statements included in the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed with the SEC prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's Financial Statements pursuant to GAAP or disclosed in SEC Reports pursuant to SEC rules and/or regulations, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(hh) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any Purchaser or its respective agents or counsel with any information that constitutes material, non-public information. The Company understands that each Purchaser may rely on the Documents, the information included therein, including, but not limited to, the foregoing representation and the SEC Reports in purchasing the Notes and Warrants. All of the disclosure furnished by or on behalf of the Company to the Purchasers in the Documents and/or in the SEC Reports, regarding, among other matters relating to the Company, its business and the transactions contemplated in the Documents, is true and correct in all material respects as of the date made and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that none of the Purchasers does make nor has made any representations or warranties with respect to the transactions contemplated in the Documents other than those specifically set forth in Section 7 hereof.

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(ii) No Integrated Offering. Assuming the accuracy of the representations and warranties set forth in Section 7, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance and/or sale of the Securities to be integrated with prior offerings of securities by the Company for purposes of (i) the Securities Act that would require the registration of any such Securities and/or any other securities of the Company under the Securities Act, or (ii) any stockholder-approval provisions of any Trading Market on which any of the securities of the Company are listed, eligible for quotation and/or designated.

(jj) Bankruptcy Status; Indebtedness. The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable representation date. All outstanding material secured and unsecured Indebtedness (as defined below) of the Company, or for which the Company has commitments, is set forth in the SEC Reports.

(kk) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ll) No Consents, Etc. No direct or indirect consent, approval, authorization or similar item is required to be obtained by the Company to enter into this Agreement, the Notes, the Warrants, and/or the other Documents to which it is a party and to perform or undertake any of the transactions contemplated pursuant to this Agreement, the Notes, the Warrants, and/or any of the other Documents to which it is a party.

(mm) Listing of Securities. All Underlying Shares have been approved, if so required, for listing or quotation on the Trading Market, subject only to notice of issuance.

(nn) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants, in each case, pursuant to the terms thereof, will increase in certain circumstances. The Company further acknowledges that its obligations to issue Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes and to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants are, in each case, absolute and unconditional regardless of the dilutive effect that any such issuances may have on the percentage ownership interests of other stockholders of the Company.

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(oo) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provisions under the Company's Articles of Incorporation or the laws of the jurisdiction of its formation that are or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement and/or the other Documents, including, without limitation, the Company's issuance of the Securities and each Purchaser's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(pp) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(qq) DTC Eligible. The Common Stock is DTC eligible and DTC has not placed a "freeze" or a "chill" on the Common Stock and the Company has no reason to believe that DTC has any intention to make the Common Stock not DTC eligible, or place a "freeze" or "chill" on the Common Stock.

(rr) No Delisting from Trading Market. The Common Stock is eligible for quotation on the Principal Market and the Company has no reason to believe that the Principal Market has any intention of delisting the Common Stock from the Principal Market.

(ss) No General Solicitation. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

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(tt) Acknowledgment Regarding each Purchaser's Purchase of Notes and Warrants. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the other Documents and the transactions contemplated hereby and thereby and that such Purchaser is not (i) an officer or director of the Company, (ii) an Affiliate of the Company or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Documents and the transactions contemplated hereby and thereby, and any advice given by such Purchaser or any of its representatives or agents in connection with the Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into the Documents has been based solely on the independent evaluation by the Company and its representatives.

(uu) Placement Agent. The Company has engaged a placement agent in connection with the sale of the Securities. The Company further acknowledges that certain affiliates of the placement agent listed on Schedule 7.8 are participating in this transaction, and the placement agent is not being compensated on amounts raised pursuant to their participation.

(vv) Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ww) Subsidiary Rights. Except as set forth on Schedule 3.1(ww), the Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any Subsidiary.

(xx) Internal Accounting and Disclosure Controls. Other than as disclosed in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Other than as disclosed in the SEC Reports, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Other than as disclosed in the SEC Reports, during the twelve months prior to a Closing Date, the Company has not received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company.

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ARTICLE 4
COVENANTS

4.1 Affirmative Covenants. Commencing on the Initial Closing Date and until all the Liabilities are paid in full and this Agreement, the Company covenants and agrees that:

(a) Financial Statements and Certificates. While any amounts are owed to a Purchaser from the Company (including, but not limited to, any Liability), the Company will furnish the following to such Purchaser, all in form and scope acceptable to such Purchaser, unless such information is included in the Company's most recent SEC Reports:

(i) within 105days after the close of each fiscal year of the Company, a copy of the annual report of the Company, consisting of a balance sheet, statement of operating results and retained earnings, statement of cash flows and notes to financial statements, profit and loss statement and statement of changes in financial position of the Company, prepared in conformity with GAAP, duly audited by an independent registered public accounting firm selected by the Company and not unreasonably disapproved by the Purchasers;

(ii) within 50 days after the end of each fiscal quarter, a copy of an unaudited financial statement of Company prepared in the same manner as the report referred to in paragraph (i) above signed by the principal accounting officer of the Company and consisting of a balance sheet as at the close of such fiscal quarter and statements of earnings and cash flows for such fiscal quarter and for the period from the beginning of such fiscal year to the close of such fiscal quarter;

(iii) a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by the chief executive officer and chief financial officer of Company, stating that the Company has not become aware of any Event of Default that has occurred and is continuing or, if there is any such Event of Default describing it and the steps, if any, being taken to cure it;

(iv) copies of any and all reports, examinations, notices, warnings and citations issued by any governmental or quasi-governmental (whether federal, state or local), unit, agency, body or entity with respect to the Company that could have a Material Adverse Effect; and

(v) such other information as the Purchasers from time to time reasonably request.

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(b) Books, Records and Inspections. Company shall (i) maintain complete and accurate books and records; (ii) permit access by each Purchaser and its agents and/or representatives to such books and records as they relate to this Agreement, the Securities, and/or the other Documents; and (iii) permit such persons, upon two (2) days' prior written notice, to inspect the properties, whether real or personal, and operations of the Company.

(c) Insurance. The Company shall maintain such insurance as may be required by law and such other insurance to the extent and against such hazards and liabilities as is customarily maintained by companies similarly situated. All property insurance policies shall, within thirty (30) days following the Closing Date, contain Purchaser loss-payable clauses in form and substance reasonably satisfactory to the Purchasers, naming each Purchaser as a Purchaser loss-payee, mortgagee and/or additional insured, as its interest may appear, and providing that such policies and Purchaser loss-payable clauses may not be canceled, amended or terminated unless at least thirty (30) days (or ten (10) days in the case of non-payment of premiums) prior written notice thereof has been given to the Purchasers. All insurance proceeds received by any Purchaser may be retained by such Purchaser, in its sole discretion, for application to the payment of the Liabilities as the Purchaser may determine.

(d) Taxes and Liabilities. The Company shall pay when due all material taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves in conformity with GAAP have been established.

(e) Maintenance of Business; Company Names. The Company shall (i) keep all property and systems useful and necessary in its business in good working order and condition, (ii) preserve its existence, rights and privileges in the jurisdiction of its organization or formation, as set forth on the SEC Reports and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, (iii) not operate in any business other than a business substantially the same as the business as in effect on the date of this Agreement; provided, however, that it may change its jurisdiction of organization or formation establishment upon thirty (30) days' prior written notice to the Purchasers. The Company shall give Purchasers thirty (30) days' prior written notice before the Company changes its name or does business under any other name.

(f) Employee Benefit Plans, Etc. The Company shall (i) maintain each plan and/or each employee benefit plan as to which it may have any liability in substantial compliance with all applicable requirements of law and regulations; (ii) make all payments and contributions required to be made pursuant to such Plans and/or plans in a timely manner; and (iii) neither establish any new Plan and/or employee benefit plan, agree or contribute to any Plan and/or multi-employer plan nor amend any existing Plan and/or employee pension benefit plan in a manner that would increase its obligation to contribute to such Plan and/or plan.

(g) Good Title. The Company shall at all times maintain good and marketable title to all of its assets necessary for the operation of its business.

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(h) Maintenance of Intellectual Property Rights. The Company will take all reasonable action necessary or advisable to maintain all of the Intellectual Property Rights of the Company that are necessary or material to the conduct of its business in full force and effect.

(i) Locations. The Company shall give the Purchasers thirty (30) days' prior written notice of a change in its jurisdiction of organization or the location of its Chief Executive Office or sole place of business or principal residence.

(j) Securities Law Disclosure; Publicity. (i) No later than 9:30 am (EDT) on the first Trading Day after the date hereof and after each closing of the transactions contemplated hereby, the Company shall issue a Current Report on Form 8-K (the "Current Report") disclosing the material terms of the transactions contemplated hereby, and including the Documents required to be included in such Current Report as exhibits thereto, within the time required by the Exchange Act. The Company represents to the Purchasers that, as of the issuance of the first such Current Report, the Company shall have publicly disclosed all material, non-public information delivered to the Purchasers, if any, as of such time by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated by the Documents. The Company shall afford each Purchaser and its counsel with a reasonable opportunity to review and comment upon, shall consult with each Purchaser and its counsel on the form and substance of, and shall give due consideration to all such comments from each Purchaser and its counsel on, any press release, SEC filing or any other public disclosure made by or on behalf of the Company relating to such Purchaser, the Documents and/or the transactions contemplated by any Document, prior to the issuance, filing or public disclosure thereof, and the Company shall not issue, file or publicly disclose any such information to which any Purchaser shall reasonably object, unless required by law. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure contained in periodic reports filed with the SEC under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with the filing of final Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

(ii) Except with respect to the material terms and conditions of the transactions contemplated by the Documents, which shall be disclosed pursuant to Section 4.1(j)(i), the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that constitutes, or that the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands that each Purchaser may be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser's consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, and its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. Such Purchaser shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands that each Purchaser may be relying on the foregoing covenants and obligations in effecting transactions in securities of the Company.

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(k) Notices. Company shall, after receipt of knowledge thereof, give prompt written notice to the Purchasers of:

(i) the occurrence of any Event of Default or any event that with the passage of time or the giving of notice or both would become an Event of Default;

(ii) any litigation, investigation or proceeding that may exist at any time between Company and any governmental authority that, in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

(iii) any litigation or proceeding affecting Company (A) in which the amount involved is $100,000 or more, (B) in which injunctive and/or other equitable relief is sought and/or (C) that relates to any Purchaser, any Document and/or any of the transactions contemplated by any Document;

(iv) any Lien (other than security interests created hereby or Permitted Liens) and/or any Indebtedness other than Indebtedness related to the Documents or Permitted Indebtedness; and

(v) Any matter, development and/or event that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any such matter arising from: any breach or non-performance of, or any default, terms of default or event of default under the Documents, and/or any other material agreements that the Company is a party to and/or any of its property is bound by.

Each notice pursuant to this Section 4.1(k) shall be accompanied by a statement of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

(l) Environmental Laws. The Company shall (i) comply in all material respects with, and endeavor to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and endeavor to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all governmental authorities regarding Environmental Laws.

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(m) Further Assurances. The Company shall, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as each Purchaser may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Documents. Upon the exercise by any Purchaser of any power, right, privilege or remedy pursuant to this Agreement or the other Documents that requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that such Purchaser may be required to obtain from the Company for such governmental consent, approval, recording, qualification or authorization.

(n) Reservation of Shares. Notwithstanding anything to the contrary herein, the Company shall not be required to reserve any shares of Common Stock from its duly authorized shares of Common Stock for issuance in connection with the transactions contemplated hereby; provided, however, that from and after August 1, 2016, and for so long as any Securities are owned beneficially and/or of record by any Purchaser or any transferee thereof, the Company covenants and agrees that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to (the "Required Reserve Amount") (i) (a) 250% multiplied by (b) the Required Minimum (as defined below) plus (ii) the quotient of (A) the sum of all shares of Common Stock issuable upon exercise of all Warrants and/or other warrants owed by the Purchasers or any transferee thereof, divided by (B) the Exercise Price (as defined in the Warrants) then applicable, for the sole purpose of issuance upon conversion of the Notes, payment of interest on the Notes and exercise of the Warrants, free from preemptive rights or any other actual contingent purchase rights of Persons other than the applicable Purchaser (and any other holders of any Notes and/or Warrants transferred from a Purchaser). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable, and, at such times as a registration statement covering such shares is then effective under the Securities Act, will be registered for public resale in accordance with such registration statement. For purposes of this Agreement, the "Required Minimum" shall mean the quotient obtained by dividing the sum of (A) (i)all outstanding Indebtedness represented by the Notes, (ii) all interest thereon (whether accrued or not), and (iii) and/or other amounts owed under the Documents, including Liabilities to the Purchasers from the Company (including but not limited to Late Fees, and liquidated damages), by (B) the lower of (i) the Conversion Price (as defined in the Notes) then applicable or (ii) the Alternative Conversion Price, as the case may be. The Company shall be required to calculate the Required Minimum on the first Trading Day of each month that any Securities are outstanding and provide such calculation to each Purchaser and the Transfer Agent promptly. For purposes of calculating the Required Minimum, the Company shall assume that all outstanding principal of all Notes will remain outstanding until the applicable Maturity Date as defined in the Notes and all accrued but unpaid interest thereon accrues at the rate of 12% per annum is paid on the applicable Maturity Date.

(o) Reserved.

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(p) Certain Transactions and Confidentiality.

(i) Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company's securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial Current Report as described in Section 4.1(j). Each Purchaser, severally and not jointly with the other Purchasers, covenants that, until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial Current Report as described in Section 4.1(j), such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Documents and the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (A) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.1(j), (B) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.1(j) and (C) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.1(j); provided, however, each Purchaser agrees, severally and not jointly with any other Purchasers, that such Purchaser will not enter into any Net Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the date that such Purchaser no longer holds any Notes or Warrants. For purposes of this Section 4.1(p), a "Net Short Sale" by any Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time where there is no equivalent offsetting long position in Common Stock held by such Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by the Purchaser, Underlying Shares that have not yet been converted pursuant to the Notes and Warrant Shares that have not yet been exercised pursuant to the Warrants shall be deemed to be held long by the Purchaser, and the amount of shares of Common Stock held in a long position shall be all unconverted Underlying Shares and unexercised Warrant Shares (subject, however to all exercise and conversion limitations included in the Warrants and the Notes) issuable to such Purchaser on such date, plus any shares of Common Stock or Common Stock Equivalents otherwise then held by such Purchaser. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle, whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. For the avoidance of doubt, except as described in Section 4.1(p)(ii) below, no Purchaser shall perform a Net Short Sale.

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(ii) Notwithstanding anything to the contrary contained in Section 4.1(p)(i) above, in the event that the Company does not or is unable to honor a notice of conversion in connection with any Purchaser of the Notes (subject to the Company's obligations to honor a notice of conversion as set forth in the Notes), then such Purchaser, in each case, shall be entitled to perform a Net Short Sale. In the event that the Company subsequently honors a notice of conversion within two (2) Trading Days after the time permitted under the Notes or the applicable certificate of designation, as amended (the "Default Cure"), then such Purchaser must close out the Net Short Sale within three (3) Trading Days of such Purchaser's receipt of written notice from the Company of the Default Cure.

4.2 Negative Covenants. Until all the Liabilities are paid in full, Company covenants and agrees that:

(a) Restricted Payments. Except to the Purchasers, the Company shall not directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, except for Permitted Indebtedness; provided, however, that, notwithstanding anything to the contrary provided herein or elsewhere, in no event shall the Company directly and/or indirectly make any payment to any officer, director, or 5% or greater beneficial holder of the Company's voting stock or Common Stock or an affiliate of the Company and/or any affiliate of any such person representing the direct and/or indirect repayment of Indebtedness, premiums and/or interest on Indebtedness, unpaid salaries, unpaid consulting fees, unpaid expenses, accrued but unpaid interest and/or otherwise, except as set forth in Schedule 4.2(a).

(b) Restricted Issuances. Except to the Purchasers, the Company shall not, directly or indirectly, (i) issue any securities and/or Indebtedness (other than as contemplated by this Agreement and/or the Documents) or (ii) issue any other securities that would cause a breach or default, an event of default and/or an Event of Default under any Note and/or any other Document.

(c) Restriction on Redemption and Dividends. Except to the Purchasers, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any dividend or distribution on any of its capital stock whether in cash, stock rights and/or property, except as set forth in the SEC Reports.

(d) Restriction on Transfer of Assets. The Company shall not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company owned or hereafter acquired whether in a single transaction or a series of related transactions, other than sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company in the ordinary course of business; provided, however, that, in the event that the Company wishes to effect a transaction under this Section 4.2(d), it shall, prior to undertaking such effort, provide each Purchaser with a high-level understanding of the objectives and ideal terms of such anticipation transaction. No fewer than four (4) Trading Days prior to the execution of each of a binding term sheet and definitive documentation, the Company shall deliver to each Purchaser a written notice of any material terms and/or changes since the prior notice given to the Company and shall include a term sheet or similar document relating thereto as an attachment. Thereafter, upon receipt of draft execution copies of such definitive documentation, the transaction shall be subject to each Purchaser's consent, which consent will not be unreasonably withheld. The Company shall file a Current Report on Form 8-K no later than 9:30 am (EDT) on the next Trading Day following the execution of any such documentation.

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(e) Change in Nature of Business. The Company shall not, directly or indirectly, engage in any business substantially different from the business conducted by the Company on the Closing Date or any business substantially related or incidental thereto. The Company shall not, directly or indirectly, modify its corporate structure for any purpose.

(f) Indebtedness. The Company shall not incur or permit to exist any Indebtedness, except for Permitted Indebtedness.

(g) Liens. The Company shall not create or permit to exist any Liens or security interests with respect to any assets, whether now owned or hereafter acquired and owned, except for Permitted Liens.

(h) Guaranties, Loans or Advances. The Company shall not become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to or investments in any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or to its order.

(i) Violation of Law. The Company shall not violate any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body if such violation could have a Material Adverse Effect.

(j) Unconditional Purchase Obligations. The Company shall not enter into or be a party to any contract for the purchase of any material amount of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

(k) Use of Proceeds. The Company shall not permit any proceeds of the Notes to be used either directly or indirectly for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U, as amended from time to time, of the Board of Governors of the Federal Reserve System.

(l) Hedge Agreements. The Company shall not enter into any hedge agreement other than hedge agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

(m) ERISA. The Company shall not create or become obligated under any Plan.

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(n) No Variable Rate Transactions, Etc. For as long as any Notes and/or Warrants remain outstanding, the Company shall not, other than as disclosed in the SEC Reports, in the Company's Registration Statement on Form S-3, as filed with the Commission on April 11, 2016, and any amendments or supplements thereto, prospectuses filed in respect thereof or required further registration statements, or in connection with the transactions contemplated hereby, directly or indirectly, (i) (A) consummate any exchange of any Indebtedness and/or securities of the Company for any other securities and/or Indebtedness of the Company, (B) cooperate with any person to effect any exchange of securities and/or Indebtedness of the Company in connection with a proposed sale of such securities from an existing holder of such securities to a third party, and/or (C) reduce and/or otherwise change the exercise price, conversion price and/or exchange price of any Common Stock Equivalent of the Company and/or amend any non-convertible Indebtedness of the Company to make it convertible into securities of the Company, (ii) issue or sell any of its securities either (A) at a conversion, exercise or exchange rate or price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock, and/or (B) with a conversion, exercise or exchange rate and/or price that is subject to being reset on one or more occasions either (1) at some future date after the initial issuance of such securities or (2) upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, and/or (iii) enter into any agreement (including, without limitation, an "equity line of credit" or an "at-the-market offering") whereby the Company may sell securities at a future determined price. Any transaction contemplated in this Section 4.2(n) shall be referred to as a "Variable Rate Transaction." Each Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any Variable Rate Transaction (without the need for the posting of any bond or similar item, for which the Company hereby expressly and irrevocably waives the requirement), which remedy shall be in addition to any right of any Purchaser to collect damages.

(o) Transactions with Affiliates. The Company shall not directly and/or indirectly enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, lending funds to an Affiliate and/or borrowing funds from any Affiliate, the purchase, sale, lease, transfer or exchange of property, securities or assets of any kind or the rendering of services of any kind) with any officer, director, Affiliate and/or any Affiliate of such person.

(p) Subsidiaries. Without the consent of the holders of a majority (by principal) of any Notes then outstanding, which consent shall not be unreasonably withheld, delayed ,denied, or conditioned, the Company shall neither, and shall not permit any Subsidiary to, create or acquire any additional Subsidiary nor permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary to any Person. Neither the Company nor any Subsidiary shall have any foreign Subsidiaries.

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(q) Participation in Future Financing.

(i) As long as any Notes remain outstanding, upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents or debt for cash consideration, Indebtedness or a combination of units hereof, with the exception of Common Stock or Common Stock Equivalents (A) reserved as employee shares described under the Company's option pool, (B) issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Board; and (C) issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Company's Board of Directors (a "Subsequent Financing"), the Purchasers collectively shall have the right to participate in up to an amount of the Subsequent Financing equal to twenty-five percent (25%) of the Subsequent Financing (the "Participation Maximum") on the same terms, conditions and price provided for in the Subsequent Financing.

(ii) At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (a "Pre-Notice"), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of a Purchaser within two (2) Trading Days of its receipt of the Pre-Notice, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and, if extant, shall include a term sheet or similar document relating thereto as an attachment.

(iii) Any Purchaser desiring to participate in such Subsequent Financing must, within two (2) Trading Days of its receipt of the Subsequent Financing Notice, provide written notice to the Company if such Purchaser is willing to participate in the Subsequent Financing (an "Acceptance Notice") and, if so, the amount of such Purchaser's participation, and a represention and warranty that such Purchaser has such funds ready, willing, and immediately available for investment on the terms set forth in the Subsequent Financing Notice.

(iv) If the Company receives one or more Acceptance Notices in response to any specific Subsequent Financing Notice, which Acceptance Notices seek to purchase an aggregate amount greater than the Participation Maximum, then each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum and the Company may, but need not, then effect the remaining portion of such Subsequent Financing on the terms and conditions set forth in the Subsequent Financing Notice with non-Purchaser parties.

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(v) "Pro Rata Portion" means the ratio of (A) the initial principal amount of Notes purchased by a Purchaser participating under this Section 4.2(q) and (B) the sum of the aggregate initial principal amount of Notes purchased by all Purchasers participating under this Section 4.2(q).

(vi) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.2(q), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(vii) The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld, denied, delayed, or conditioned.

(viii) Notwithstanding anything to the contrary in this Section 4.2(q) and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(ix) Notwithstanding the foregoing, this Section 4.2(q) shall not apply in respect of an Exempt Issuance.

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ARTICLE 5
CLOSING CONDITIONS

5.1 Closing Conditions of each Purchaser. Each Purchaser's obligation to enter into the Documents and purchase the Notes and Warrants at the First Closing, the Second Closing, and Third Closing (as applicable and to the extent not previously fulfilled) is subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with such Purchaser entering into the Documents and purchasing the Notes and Warrants at the applicable Closing (unless waived by such Purchaser in writing in its sole and absolute discretion):

(a) Delivery of Documents. Each Purchaser shall have received from the Company each of the following (together with all Exhibits, Schedules, and annexes to each of the following), in form and substance reasonably satisfactory to such Purchaser and its counsel and, where applicable, duly executed and recorded (to the extent required):

(i) certificates of the Chief Executive Officer and Secretary of Company, certifying as of the applicable Closing Date to (A) copies of the Articles of Incorporation and by-laws of the Company, as restated or amended as of the date of this Agreement; (B) all actions taken and consents made by the Company and its Board of Directors and stockholders, as applicable to authorize the transactions provided for or contemplated under this Agreement and the other Documents and the execution, delivery and performance of the Documents; (C) the names of the directors and officers of the Company authorized to sign the Documents, together with a sample of the true signature of each such Person; (D) that all representations and warranties of the Company made herein and/or in any of the other Documents are true and correct in all respects; (E) that all covenants of the Company to be fulfilled herein and/or in any of the other Documents have been fulfilled and complied with in all respects; and (F) that no default or Event of Default has occurred or is continuing under this Agreement, any of the other Documents, or any of the Company's material agreements;

(ii) this Agreement;

(iii) the Notes issuable at the applicable Closing;

(iv) the Warrants issuable at the applicable Closing;

(v) the Security Agreement;

(vi) the Subsidiary Guarantee;

(vii) the Patent and Trademark Agreement;

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(viii) certificates of good standing obtained prior to the applicable Closing for Company and each Subsidiary in the jurisdiction of each of such Person's incorporation or formation, in the principal places in which Company conducts business and in places in which each such Person owns real estate;

(ix) the fully executed Transfer Agent Instruction Letter obtained prior to the applicable Closing;

(x) the fully executed Closing Statement obtained prior to the applicable Closing;

(xi) the Purchasers' UCC-1 with proof of filing thereof with the Secretary of State of the State of Nevada;

(xii) the other Documents and in form and substance reasonably satisfactory to each Purchaser obtained prior to the applicable Closing; and

(xiii) Such other documents, certificates, opinions, instruments and/or other items reasonably requested by each Purchaser and/or its legal counsel in connection with the applicable Closing.

(b) Approvals. The receipt by each Purchaser of all governmental and third-party approvals necessary in connection with the continuing operations of Company, the execution and performance of the Documents and the transactions contemplated thereby, all of which consents/approvals shall be in full force and effect.

(c) Additional Conditions. The fulfillment of each and every one of the following conditions prior to or contemporaneously with the making of the purchase of the Notes:

(i) Representations and Warranties. Each of the representations and warranties made by Company in or pursuant to the Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Documents shall be true and correct in all material respects on and as of the applicable Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date, in which case such representation and warranty shall be true and correct as of such date).

(ii) No Events of Default. (A) No breach, event of default, Event of Default or any other event that, with the passage of time or the giving of notice or both, would become a breach, event of default and/or an Event of Default shall have occurred or would result from the sale of the Notes and Warrants to each Purchaser or the performance of any other transaction set forth or contemplated by any of the Documents; and (B) no breach, event of default, Event of Default or any other event that, with the passage of time or the giving of notice or both, would become a breach, event of default and/or an Event of Default shall have occurred under any of the Company's material agreements.

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(iii) Fees, Etc. The Purchasers' Expenses shall have been received by the Purchasers' counsel.

(iv) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or "Blue Sky" laws for the offer and sale of the Securities by the Company to the Purchasers).

(v) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay the execution and performance of the Documents and/or any of the transactions contemplated by the Documents.

(vi) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened in writing, and no inquiry or investigation by any governmental authority shall have been commenced or threatened in writing, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the Documents and/or any of the transactions contemplated by the Documents, or seeking material damages in connection with such Documents and/or transactions.

(vii) Listing of Securities. All of the Conversion Shares and Warrant Shares shall have been approved for listing or quotation on the Principal Market, if required by the rules and regulations thereof as of the Closing Date, without regard to any exercise and conversion limitations included in the Warrants and the Notes.

(viii) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(ix) Current Public Information. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC since January 1, 2014, pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, shall have been filed with the SEC under the Exchange Act.

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(x) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended and/or halted by the SEC, the Principal Market or FINRA. The Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Trading Market); trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities; there shall not have been imposed any suspension of electronic trading or settlement services by the Depository Trust Company ("DTC") with respect to the Common Stock that is continuing; the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension); nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis that has had or would reasonably be expected to have a material adverse change in any U.S. financial, credit or securities market that is continuing.

(xi) Completion of Due Diligence. Each Purchaser shall have completed its legal, business and financial due diligence of the Company to its full satisfaction and shall be fully satisfied with the results thereof.

(xii) Purchasers' UCC-1. The Purchasers' UCC-1 shall be in form and substantially satisfactory to the Purchasers and shall have been filed with the Secretary of State.

5.2 Closing Conditions of Company. The obligation of the Company to sell and issue the Notes and Warrants to the Purchasers at the applicable Closing is subject to the fulfillment, to the Company's reasonable satisfaction, prior to or contemporary at the applicable Closing, of each of the following conditions (unless waived by the Company):

(a) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Documents.

(b) Receipt of the Purchase Price. The Company shall receive at or substantially simultaneously with the applicable Closing, the Purchase Price of each Purchaser set forth on Schedule 1 hereto (less all of the Purchasers' Expenses).

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ARTICLE 6
MISCELLANEOUS

6.1 No Waiver; Modifications In Writing. No failure or delay on the part of any Purchaser in exercising any right, power or remedy pursuant to the Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification, supplement, termination or waiver of any provision of the Documents, nor any consent by any Purchaser to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by such Purchaser. Any waiver of any provision of the Documents and any consent by any Purchaser to any departure by the Company from the terms of any provision of the Documents shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

6.2 Set-Off. Each Purchaser shall have the right to set-off, appropriate and apply toward payment of any of the Liabilities, in such order of application as such Purchaser may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of the Company which is in transit to or in the possession, custody or control of such Purchaser, or any agent, bailee, or Affiliate of such Purchaser. The Company hereby grants to Purchaser a security interest in all such property.

6.3 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt:

If to Company:

Terra Tech Corp.

4700 Von Karman Ave., Suite 110

Newport Beach, California 92660

Attention: Derek Peterson, President and Chief Executive Officer

Phone: (855) 447-6967

Fax No.: (888) 330-6883

Email: derek@terratechcorp.com

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With copies to:

(which shall not constitute notice):

Baker & Hostetler LLP

600 Anton Blvd., Suite 900

Costa Mesa, California 92626

Attention: Randolf W. Katz, Esq.

Phone: (714) 966-8807

Fax No.: (714) 966-8802

Email: rwkatz@bakerlaw.com

If to Purchasers:

To the address on each Purchaser's signature page.

With copies to:

(which shall not constitute notice):

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, New York 10022

Attention: David E. Danovitch, Esq.

Phone: (212) 603-6391

Fax No.: (212) 956-2164

Email: ded@robinsonbrog.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

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6.4 Costs, Expenses and Taxes. Notwithstanding anything to the contrary provided herein or elsewhere, Company agrees to pay (a) on the applicable Closing Date all of the Purchasers' Expenses, including the non-accountable sum of $40,000 to [          ] for its due diligence fees and expenses and a sum not to exceed $35,000 to Robinson Brog Leinwand Greene Genovese & Gluck P.C. for its legal fees, which shall be paid at the First Closing; (b) a commitment fee of $100,000 for the reservation of funds by the Purchasers for the Additional Closings, which shall be paid at the First Closing; (c) any broker fees and commissions pursuant to Schedule 7.8 for each closing; and (d) following the applicable Closing Date, all fees and expenses incurred by the Purchasers (including, but not limited to, outside counsel to the Purchasers) in connection with the administration and enforcement of the Documents and/or and the purchase of the Notes. In addition, Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of the Documents agrees to hold each Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. If any suit or proceeding arising from any of the foregoing is brought against any Purchaser, Company, to the extent and in the manner directed by Purchaser, will resist and defend such suit or proceeding or cause the same to be resisted and defended by counsel approved by such Purchaser. If Company shall fail to do any act or thing which each has covenanted and/or agreed to do under this Agreement and/or any other Document or any representation or warranty on the part of Company contained in this Agreement and/or any other Document shall be breached, the such Purchaser may, in its sole and absolute discretion, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose; and any and all amounts so expended by the Purchaser shall be repayable to such Purchaser by Company immediately upon such Purchaser's demand therefor, with interest at a rate equal to eighteen (18%) percent during the period from and including the date funds are so expended by such Purchaser to the date of repayment in full, and any such amounts due and owing to such Purchaser shall be deemed to be part of the Liabilities secured hereunder and under the other Documents. The obligations of Company under this Section 6.4 shall survive the termination of this Agreement and the discharge of the other obligations of Company under the Documents.

6.5 Indemnity, Etc. In addition to the payment of expenses pursuant to Section 6.4, whether or not all and/or any of the transactions contemplated hereby shall be consummated, Company agrees to indemnify, pay and hold each Purchaser, and such Purchaser's assignees and affiliates and their respective officers, directors, employees, agents, consultants, auditors, and attorneys of any of them (collectively called the "Indemnities") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of the SEC Reports, this Agreement and/or the other Documents, the consummation of the transactions contemplated by this Agreement and the other Documents, the statements contained in any term sheet delivered by such Purchaser, the such Purchaser's agreement to purchase the Note, the use or intended use of the proceeds thereof or the exercise of any right or remedy hereunder or under the other Documents (the "Indemnified Liabilities"); provided that Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities directly resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction by a final and nonappealable judgment. In no event shall such Purchaser and/or any of its employees, agents, partners, affiliates, members, equity and/or debt holders, managers, officers, directors and/or other related or similar type of Person, have any liability to the Company and/or any of its officers, directors, employees, agent, attorneys, affiliates, consultants, equity and/or debt holders except for any actions or lack of actions of such persons that are found by a court of competent jurisdiction after the time for all appeals has passed to have resulted directly from such Purchaser's intentional misconduct or gross negligence.

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6.6 Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement and the Documents may be executed by any party to this Agreement or any of the Documents by original signature, facsimile and/or electronic signature.

6.7 Binding Effects; Assignment. This Agreement shall be binding upon, and inure to the benefit of, each Purchaser, Company and their respective successors, assigns, representatives and heirs. Company shall not assign any of its rights nor delegate any of its obligations under Documents without the prior written consent of such Purchaser. The Purchaser may delegate any of its obligations under the Documents without the prior written consent of Company and may assign any of its rights hereunder, and/or in any of the other Documents, subject only to compliance with the federal securities laws.

6.8 Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

6.9 Entire Agreement. This Agreement, together with the other Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and supersedes all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of this Agreement and the other Documents. The Purchasers make no covenants to Company, including, but not limited to, any commitments to provide any additional financing to Company.

6.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED EXCLUSIVELY IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS.

6.11 Severability Of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.12 Conflict. In the event of any conflict between this Agreement and any of the other Documents, the terms and provisions of the Documents so chosen by the Purchasers shall govern and control.

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6.13 Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Each Purchaser hereby notifies the Company that, pursuant to the requirements of the Act and such Purchaser's policies and practices, each Purchaser is required to obtain, verify and record certain information and documentation that identifies the Company, which information includes the name and addresses of the Company and such other information that will allow such Purchaser to identify the Company in accordance with the Act. In addition, the Company shall (a) ensure that no person who owns a controlling interest in or otherwise controls the Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Notes to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its Subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

6.14 JURISDICTION; WAIVER. THE COMPANY ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE PURCHASERS IN PARTIAL CONSIDERATION OF THE PURCHASERS' RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS AGREEMENT AND THE DOCUMENTS. THE COMPANY IRREVOCABLY CONSENTS TO THE EXCLUSIVE AND SOLE JURISDICTION IN NEW YORK, NEW YORK AND VENUE IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT NEW YORK, NEW YORK IS NOT CONVENIENT. THE COMPANY WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST THE PURCHASERS IN ANY JURISDICTION EXCEPT NEW YORK, NEW YORK. THE PURCHASERS AND THE COMPANY HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THE DOCUMENTS AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

6.15 SERVICE OF PROCESS. SOLELY TO THE EXTENT PROVIDED BY APPLICABLE LAW, SHOULD ANY PARTY, AFTER BEING SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE DELIVERY OR MAILING THEREOF, SUCH PARTY SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.

6.16 Survival. The representations, and warranties of the Company and each Purchaser herein and/or in the other Documents shall survive the execution and delivery hereof and the Closing Date; the obligations, Liabilities, agreements and covenants of the Company and each Purchaser set forth herein and/or in the other Documents shall survive the execution and delivery hereof and the Closing Date, as shall all rights and remedies of the Company and each Purchaser set forth in this Agreement and/or in any of the other Documents.

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6.17 No Integration. Neither the Company, nor any of its affiliates, nor any person acting on behalf of the Company or such affiliate, will sell, offer for sale, or solicit offers to buy or otherwise negotiate with respect to any security (as defined in the Securities Act) which will be integrated with the sale and/or issuance of any of the Securities in a manner which would require the registration of the Securities under the Securities Act, or require stockholder approval, under the rules and regulations of the Trading Market for the Common Stock. The Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated herein.

6.18 No Frustration. From and after the date hereof and so long as the Note is outstanding, the Company, nor any of its respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Purchaser (which consent may be withheld, delayed or conditioned in the Purchaser's sole discretion), effect, enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction (or issue, amend or waive any security) that would or would reasonably be expected to restrict, delay, conflict with or impair the ability or right of the Company to timely perform its obligations under the Documents.

6.19 Finders' Fees. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction, except as set forth herein. The Company shall indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.20 Rule 144 Availability; Public Information. At all times from the date hereof through and including the date none of the Securities is outstanding (the "Required Period"), the Company shall ensure the Purchaser can sell the Underlying Shares pursuant to and in accordance with Rule 144 under the Securities Act. If (i) at any time during the Required Period, the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act (a "Public Information Failure"), or (ii) the Company shall fail to take such action as is reasonably requested by the Purchaser to enable the Purchaser to sell the any of the Securities pursuant to Rule 144 under the Securities Act (including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company's transfer agent as may be reasonably requested from time to time by the Purchaser and otherwise fully cooperate with Purchaser and Purchaser's broker to effect such sale of the Securities pursuant to Rule 144 under the Securities Act) (a "Process Failure"), then, in either case, in addition to the Purchaser's other available remedies, the Company shall pay to the Purchaser, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell any Underlying Shares, an amount in cash equal to five percent (5.0%) of the conversion amount of the Notes being requested by the Purchaser pursuant to a Notice of Conversion (as defined in the Notes) that such Purchaser is unable to receive shares without a restrictive legend due to a Public Information Failure or Process Failure, as applicable, to be paid on such day that such Notice of Conversion is submitted, and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until (a) in the case of a Process Failure, the date such Process Failure is cured, or (b) in the case of a Public Information Failure, the earlier of (1) the date such Public Information Failure is cured and (2) such time that such public information is no longer required for the Purchaser to transfer the Securities pursuant to Rule 144 under the Securities Act. The payments to which the Purchaser shall be entitled pursuant to this Section 6.20 are referred to herein as "Rule 144 Failure Payments". Rule 144 Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Rule 144 Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Rule 144 Failure Payments is cured.

6.21 Termination. This Agreement can be terminated by the mutual written consent of the Company and the Purchasers.

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ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

7.1 Authorization. Such Purchaser has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

7.2 Accredited Investor Status; Investment Experience. Such Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

7.3 Reliance on Exemptions. Such Purchaser understands that the Notes and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes and Warrants.

7.4 Information. Such Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Note and Warrants, which have been requested by such Purchaser. Such Purchaser has been afforded the opportunity to ask questions of the Company. Such Purchaser understands that its investment in the Notes and Warrants involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of its Note and Warrants. The Purchaser is relying solely on their own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Notes and Warrants.

7.5 No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes, the Warrants, or the fairness or suitability of the investment in the Note nor have such authorities passed upon or endorsed the merits of the offering of the Notes and Warrants.

7.6 Validity; Enforcement; No Conflicts. This Agreement and each Document to which such Purchaser is a party have been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

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7.7 Organization and Standing. Such Purchaser is duly organized, validly existing and in good standing under the laws of the State of where it was formed.

7.8 Brokers or Finders. Other than as disclosed on Schedule 7.8, such Purchaser represents and warrants, to the best of its knowledge, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, are entitled to any compensation in connection with the transactions contemplated by this Agreement or the transactions contemplated hereby.

7.9 Ability to Perform. There are no actions, suits, proceedings or investigations pending against such Purchaser or such Purchaser's assets before any court or governmental agency (nor is there any threat thereof) that would impair in any way such Purchaser's ability to enter into and fully perform its commitments and obligations under this Agreement or the transactions contemplated hereby.

7.10 Certain Transactions and Confidentiality. Each Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle, whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser's representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

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7.11 Transfer or Resale. Such Purchaser understands that (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise provided in the Documents, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and such Purchaser in effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Document, including, without limitation, this Section 7.11.

7.12 Legends. Such Purchaser understands that the certificates or other instruments representing the Notes and the Warrants, and until such time as the resale of the Conversion Shares have been registered under the Securities Act, the stock certificates representing the Conversion Shares and Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent if required by the Transfer Agent to effect the removal of the legend hereunder. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:	TERRA TECH CORP.

By:
	Name:	Derek Peterson
	Title:	President and Chief Executive Officer

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PURCHASER SIGNATURE PAGES TO TERRA TECH SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _____________________________________________________________________

Signature of Authorized Signatory of Purchaser: ______________________________________________

Name of Authorized Signatory: ____________________________________________________________

Title of Authorized Signatory: _____________________________________________________________

Email Address of Authorized Signatory: _____________________________________________________

Facsimile Number of Authorized Signatory: ___________________________________________________

Address for Notice to Purchaser:___________________________________________________________

Address for Delivery of Securities to Purchaser (if not same as address for notice): _____________________

EIN Number: __________________________________________________________________________

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Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of May [__], 2016, the purchasers shall purchase Notes from Terra Tech Corp. (the "Company"). All funds will be wired into an account maintained by the Company. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: _______, 2016

I. PURCHASE PRICE

Gross Proceeds to be Received

II. DISBURSEMENTS

$
$
$
$
$

Total Amount Disbursed:	$

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WIRE INSTRUCTIONS:

Bank Name:	Account Number:

Beneficiary:

Routing Number:
Beneficiary Address:

Duly executed this __th day of _____, 2016:

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EXHIBIT A

Form of Note

50

EXHIBIT B

Form of Warrants

51

EXHIBIT C

Form of Transfer Agent Irrevocable Instruction Letter

52

EXHIBIT D

Security Agreement

53

EXHIBIT E

Patent and Trademark Security Agreement

54

EXHIBIT F

Subsidiary Guarantee

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